UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 19, 2005 (September 13, 2005)
HOME INTERIORS & GIFTS, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	333-62021 (Commission file number)	75-0981828 (I.R.S. Employer Identification No.)
1649 Frankford Road West
Carrollton, Texas 75007-4605
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (972) 695-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 13, 2005, Home Interiors & Gifts, Inc. (the “Company”) elected Michael D. Lohner to the Board of Directors of the Company. Mr. Lohner currently serves the Company as Chief Executive Officer, a position he has held since January 1, 2004, and as President, a position he has held since November 1, 2001. He previously served the Company as Executive Vice President and Chief Operating Officer from January 10, 2001 to November 1, 2001, and as Senior Vice President and Chief Operating Officer from May 24, 2000 to January 10, 2001. Mr. Lohner held various positions, including President and CEO, at Evergreen Alliance Golf Limited from 1991 through 1999. A graduate of Stanford Business School, Mr. Lohner has also worked as a Management Consultant for Bain & Company and has participated in the “Executive in Residence” program of Hicks, Muse, Tate & Furst, Incorporated. In addition to being a member of the Board of Directors of the North Texas Chapter of the Arthritis Foundation, Mr. Lohner also serves on the Board of Directors of the Direct Selling Association, the Board of Directors of the Direct Selling Education Foundation and was the former Chairman of the Industry Research Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME INTERIORS & GIFTS, INC.
Date: September 19, 2005	By:	/s/Keith S. Krzeminski
		Name:	Keith S. Krzeminski
		Title:	Senior Vice President of Finance and Chief Financial Officer

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